UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 12, 2024

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 1.01    Entry into a Material Definitive Agreement.

On March 12, 2024, Ashford Inc. (the “Company”) entered into the Third Amended and Restated Advisory Agreement (the “Advisory Agreement”) with Ashford Hospitality Trust, Inc. (“Ashford Trust”), Ashford Hospitality Limited Partnership (the “Operating Partnership”), Ashford TRS Corporation (“Ashford TRS”) and Ashford Hospitality Advisors LLC (together with the Company, the “Advisor”).
The Advisory Agreement amends and restates the terms of the Second Amended and Restated Advisory Agreement, dated as of January 14, 2021, as amended, by and among the Advisor, Ashford Trust, the Operating Partnership and Ashford TRS to, among other things, provide for the following revised items: (i) require Ashford Trust pay the Advisor the Portfolio Company Fee (as defined in the Advisory Agreement) upon certain specified defaults under Ashford Trust’s loan agreements resulting in the foreclosure of Ashford Trust’s hotel properties; (ii) provide that there shall be no additional payments to the Advisor from the amendments to the master hotel management agreement between Ashford Trust and Remington Lodging & Hospitality, LLC, an indirect wholly owned subsidiary of the Company, and the master project management agreement between Ashford Trust and Premier Project Management LLC, an indirect wholly owned subsidiary of the Company until Ashford Trust’s senior secured credit facility with Oaktree Capital Management, L.P. is paid in full, and limits, for a period of two years thereafter, the incremental financial impact to no more than $2 million per year in additional payments to the Advisor from such amendments; (iii) reduces Ashford Trust’s Consolidated Tangible Net Worth covenant (as defined in the Advisory Agreement) to $750 million (plus 75% of net equity proceeds received) from $1 billion (plus 75% of net equity proceeds received); (iv) revise the criteria that would constitute a Company Change of Control (as defined in the Advisory Agreement); (v) revise the definition of termination fee to provide for a minimum amount of such termination fee; and (vi) revise the criteria that would constitute a voting control event.
The foregoing summary of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits
Exhibit Number         Description

10.1    Third Amended and Restated Advisory Agreement, dated as of March 12, 2024, by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC
104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 15, 2024

ASHFORD INC.

By:	/s/ ALEX ROSE
Alex Rose
Executive Vice President, General Counsel & Secretary

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